Exhibit (c)(5)
Jefferies Broadview A division of Jefferies & Company, Inc. Project Viking Strategic Committee Process Update May 12, 2006 CONFIDENTIAL DRAFT Member, SIPC [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents Process Update 1 Preliminary Valuation 6 Next Steps 9 Appendix I - Preliminary Valuation Support 12 Appendix II - PIPE Overview 18 i [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Process Update 1 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

After Approaching 54 Parties, Only [*] / [*] Has Submitted An Indication Of Interest Submitted Indication Of Interest Continued Interest Potential Interest At Current Market Valuation Or Small Discount Evaluating Opportunity / Low Probability Passed / No Interest [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [* ] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [* ] [*] [*] Financial Partners Strategic Partners Companies In Bold Are Updated From May 5, 2006 Board Meeting 2 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[*] / [*] Indication Of Interest Key Terms: / Valuation Indication $3.23 Per Share - 8.0% Premium1 (Assumes $55.1MM cash balance and "fully funded" balance sheet at close) Type of Consideration And Transaction Cash Merger / 100% Stock Purchase Additional Investigation & Timing Complete Due Diligence & Documentation in 3-4 weeks Approximately 90 Days To Close The Transaction Exclusivity Not Requested Necessary Approvals And Other Conditions No Financing Contingencies Other Rollover - Executives May Roll Over All Or A Portion Of Equity Subject To A Maximum Level Which Is To Be Determined Key Proposal Terms Premium calculated off Viking closing price on May 11, 2006 of $2.99 per share. 3 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. [*] [*]

Representative Feedback From Buyers Since Last Strategic Committee Meeting On 5/5/06 PARTNER PRELIMINARY FEEDBACK Currently focused on executing on [*] transaction and thus limited bandwidth for a comprehensive review of Viking Concerned about Viking's financial profile and do not view Viking as being able to operate as an independent company Expressed potential interest in bidding at then current market value (before earnings announcement on 5/10/06) Believe in Viking's SOA vision but expressed concern about the rate of decline (by dollar volume) in Viking's legacy customer base Expressed potential interest in bidding at or slightly below the then current market value (before earnings announcement on 5/10/06) A full-day meeting was held on 5/11 between [*] and Viking with detailed discussions on both operations and technology Discussion around significant synergies with [*] [*] product line as well as [*] ability to leverage Viking's industrial strength BPM solution and customer base in attractive verticals such as Telecom Concern about historical and projected losses and unproven stage of the new products Expressed potential interest in the legacy business at a low price Expressed interest in bidding at Viking's then current market valuation (before earnings announcement on 5/10/06) 4 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. [*] [*] [*] [*] [*]

[*] / [*] Proposal Represents An 8% Premium To Current Equity Value1 Historical Trading Price Over Past 2 Years Current Stock Price $2.99 Current Proposal 2 Year Average $3.12 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 $3.75 $4.00 $4.25 $4.50 May-04 Aug-04 Nov-04 Feb-05 May-05 Aug-05 Nov-05 Feb-06 May-06 Viking 1 Year Average $3.01 As of market close on May 11, 2006. Price Per Share 5 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preliminary Valuation 6 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preliminary Graphical Valuation Summary Current Share Price [*] / [*] Bid Price 0.61x 0.96x 1.32x 1.67x 2.02x 2.73x Implied TEV/R: 7 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preliminary Valuation Summary - Numerical ($Thousands Except Per Share Data) 8 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Next Steps 9 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Key Questions Before The Strategic Committee Decision to proceed with next steps in process Continue operations independently M&A Minority Investment Next steps with [*] and [*] Other issues? 10 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preliminary Transaction Timeline Select Best Qualified Party(ies) Submit Draft Merger Agreement Conduct Due Diligence Receive Final Proposal(s) And Agreement Mark-Up(s) Negotiate And Sign Merger Agreement Announce Transaction File Proxy And Potentially 13E3 Filings Conduct Shareholder Vote Close Transaction Overview Of Key Events Required To Announce And Close Transaction 11 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix I - Preliminary Valuation Support 12 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Summary Of Public Company Comparables ($Thousands) Valuation information calculated as of 5/11/2006. TTM refers to Trailing Twelve Months. Total Enterprise Value (TEV) is defined as Equity Market Capitalization (EMC) plus total debt and preferred stock less cash and cash equivalents. Infrastructure Software Vendors With TTM Revenue Between $25MM & $200MM, TTM Revenue Growth < 0% & TTM EBIT Margin < 0% 13 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Valuation Range Will Be Bounded By Comparable Public Company Premiums Premium Over Seller's Equity Price Per Share Twenty Trading Days Prior To Announcement Premium Over Seller's Entity Price Per Share Twenty Trading Days Prior To Announcement Implied Viking Price Per Share <$2.99 $3.13 $3.40 $3.67 $3.94 $4.21 >$4.35 Implied Viking Price Per Share North American software sellers with consideration paid between $50 Million and $250 Million since January 1, 2004 <$2.99 $3.29 $3.89 $4.49 $5.08 $5.68 >$5.98 14 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Enterprise Software Public Premium Comparables - North American Sellers With Equity Consideration Between $50 Million And $250MM Since 1/1/2004 ($Millions) Not Meaningful ("NM"), when premium is greater than 150% or less than (150%). 15 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Enterprise Software Buyout M&A Comparables ($Millions) Software Sellers, With TTM EBITDA Margin <10%, Since January 1, 2004 1 Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known; Viking adjusted price refers to current Total Enterprise Value. 16 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Enterprise Software Buyout Premium Comparables - Financial Sponsor Backed Software Buyout Activity Since 1/1/2004 ($Millions) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition. Not Meaningful ("NM"), when quantity is greater than 150% or less than (150%). 17 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix II - PIPE Overview 18 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Common PIPEs Structures Unregistered Common Stock Restricted common stock issued at a discount to the market Issued as a private placement with an agreement to file a registration statement for the underlying common shares shortly after closing Represents 73% of all PIPEs Registered Direct Placement of Common Stock Marketed with PIPE confidentiality Issued under an existing and effective registration statement Represents 7% of all PIPEs Stock is freely tradeable immediately Unregistered Convertible Subordinated Notes or Convertible Preferred Stock with Warrants Issued as a private placement with an agreement to register the underlying common shares shortly after closing Represents 17% of all PIPEs Equity Line of Credit Registered common stock issued at set intervals of time at future stock prices Represents 3% of all PIPEs 19 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PIPE Summary Since 1995 Since 1995, companies across all industry segments have raised over $100 billion through PIPE transactions Source: As of December 31, 2005. Placement Tracker. 1st Qtr 1995 1.3 1996 4.1 1997 4.7 1998 3 1999 10.3 2000 24 2001 14.2 2002 12.3 2003 12.6 2004 15.6 2005 19.8 PIPEs: 1995 to 2005 - All PIPE Transactions ($Billions) 20 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Pricing Metrics For Recent PIPEs Source: Placement Tracker / Capital IQ Note: Includes all PIPE offerings without warrants since January 1, 2005, excludes Bulletin Board traded PIPEs Average Multiple of 30 Days ADTV Average % of Market Cap at Closing Average Pricing Discount Average Aftermarket Performance - T+30 1st Qtr PIPEs $25-$75M 0.133 All PIPEs 0.12 Technology PIPEs 0.112 1st Qtr All PIPEs 65.8 PIPEs $25-$75M 41.8 Technology PIPEs 28.9 1st Qtr PIPEs $25-$75M -0.073 All PIPEs -0.072 Technology PIPEs -0.091 1st Qtr Technology PIPEs 0.1506 All PIPEs 0.143 PIPEs $25-$75M 0.133 Technology PIPEs have priced at an average discount of 9.1%, but have posted aftermarket performance of 15.1% 30 days post-offering Transaction Size Metrics Transaction Pricing and Trading Performance 21 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Precedent PIPE Transactions 2006YTD Thus far in 2006, relevant PIPEs have seen mixed performance in the aftermarket and have come to market at average discount of 10.1% Recent US Relevant PIPE Offerings Source: Placement Tracker / CapitalIQ Note: PIPEs in 2006 between $35 and $75 million representing between 10 and 20% of pre-deal market cap Aftermarket Perf. Company Ticker Closing Date Sector US amt offered ($m) % of Mkt cap Shrs Mult. ADTV % discount to close T + 1 T + 7 T + 30 current StemCells, Inc. STEM 04/03/06 Healthcare 35.8 15.3% 12.3x (14.8%) 0.7% (9.8%) (17.4%) Metabasis Therapeutics, Inc. MBRX 03/24/06 Healthcare 40.0 17.5% 210.6x (10.0%) 12.3% 4.4% 8.4% 8.4% CombinatoRx Inc. CRXX 03/22/06 Healthcare 48.0 18.5% 96.2x (7.2%) 2.4% 16.0% (20.0%) (12.2%) MRV Communications, Inc. MRVC 03/15/06 Technology 74.5 15.8% 9.8x (17.0%) 12.0% 10.1% (4.5%) (4.5%) Genta Inc. GNTA 03/06/06 Healthcare 40.9 13.7% 2.1x (17.3%) 1.9% (2.3%) (12.1%) (18.6%) NitroMed, Inc. NTMD 01/25/06 Healthcare 62.5 17.8% 7.2x (11.0%) 12.9% 25.6% (17.9%) (47.9%) Fleetwood Enterprises, Inc. FLE 11/18/05 Industrial 70.7 11.7% 7.5x (5.5%) 7.1% 11.7% 22.3% (0.2%) MarkWest Energy Partners MWE 11/09/05 Energy 72.7 14.2% 190.9x (8.1%) 9.3% 7.9% (1.9%) 1.8% Capstone Turbine Corporation CPST 10/07/05 Industrial 41.4 14.8% 1.5x (26.0%) 10.5% 1.4% 49.9% 61.0% TRM Corporation TRMM 09/29/05 Technology 40.4 18.5% 35.6x (6.7%) 4.5% (1.2%) (13.5%) (49.0%) Inhibitex Inc. INHX 08/17/05 Healthcare 41.3 18.5% 211.0x (6.9%) 9.6% 10.3% 21.6% (74.7%) Holly Energy Partners, L.P. HEP 07/11/05 Energy 45.1 14.7% 65.7x (6.6%) 6.1% 6.9% 1.7% 1.2% First Potomac Realty Trust FPO 03/25/05 Financial 45.0 14.2% 58.2x (1.9%) 0.5% 0.5% 4.3% 24.1% Syntroleum Corporation SYNM 03/17/05 Energy 70.0 14.3% 19.3x (6.4%) 9.4% 1.6% (7.0%) (22.5%) BJ's Restaurants Inc. BJRI 03/10/05 Consumer 42.6 12.8% 47.2x (8.3%) 9.7% 27.7% 18.3% 68.8% Napster, Inc. NAPS 01/20/05 Technology 52.2 19.4% 5.1x (8.4%) 8.6% 17.7% (1.1%) (43.7%) Mean 51.4 15.7% 61.3x (10.1%) 7.3% 8.0% 3.2% (7.8%) Median 45.0 15.1% 27.5x (8.2%) 8.9% 7.4% (1.1%) (8.4%) 22 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.